                                                                  Exhibit 10.1.3

                       AMENDMENT NO. 3 TO LOAN AGREEMENT
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                                                            as of March 15, 1999

CONGRESS FINANCIAL CORPORATION
 (NORTHWEST)
One Main Place
101 Southwest Main, Suite 725
Portland, Oregon 97204

Ladies and Gentlemen:

     CONGRESS FINANCIAL CORPORATION (NORTHWEST) ("Lender") and VALLEY MEDIA, INC. ("Borrower") have entered into certain financing arrangements pursuant to the Loan and Security Agreement dated as of May 21, 1998 by and between Lender and Borrower (as amended, the "Loan Agreement") and all other Financing Agreements at any time executed and/or delivered in connection therewith or related thereto. All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

     Borrower has requested that Lender amend and modify certain provisions of the Loan Agreement, and Lender is willing to agree to the foregoing, on and subject to the terms and conditions contained in this Amendment No. 3 to Loan Agreement (this "Amendment").

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     1. The Loan Agreement is hereby amended, effective as of March 15, 1999, as follows:

     (a) Section 1.33 of the Loan Agreement is hereby amended and restated in its entirety as follows:

               ""Maximum Credit" shall mean (i) the amount of $200,000,000 at all times during the period through and including March 14, 1999, (ii) $220,000,000 at all times during the period from and after March 15, 1999 through and including April 5, 1999 and (iii) $200,000,000 at all times from and after April 6, 1999."

     (b) Section 2.1(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

               "(e)  Notwithstanding anything to the contrary contained in
          Section 2.1(a)(ii) above, the maximum aggregate amount of Revolving Loans outstanding at any time made in respect of the Value of Eligible Inventory, shall not at any time exceed (i) in respect of Eligible Inventory consisting of Video Inventory, the lesser of (x) $45,000,000 and (y) thirty (30%) percent of the aggregate maximum amount of revolving Loans that would then be available with respect to all Eligible Inventory, based on the lending formulas set forth in
          Section 2.1(a)(ii) above, and (ii) $10,000,000 in respect of Eligible Inventory relating to DNA."

     2.   Amendment Fee.  In consideration of the amendments to the financing
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arrangements as set forth herein, Borrower shall pay to Lender or Lender, at its option, may charge the account(s) of Borrower maintained by Lender an amendment fee in the amount of $25,000, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

     3.   Representations, Warranties and Covenants.  In addition to the
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continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the Loan Agreement and the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

          (a) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement made by this Amendment); and

          (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute its legal, valid and binding obligations enforceable against Borrower in accordance with their respective terms.

     4.   Conditions Precedent.  This Amendment shall not become effective
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unless all of the following conditions precedent have been satisfied in full, as determined by Lender:

          (a) the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrower;

          (b) the receipt by Lender of a Certificate of the Secretary of Borrower, in form and substance satisfactory to Lender, certifying as to the adoption by Borrower's Board of Directors and current effectiveness of resolutions authorizing Borrower to enter into and execute this Amendment and to borrow from Lender under the secured lending facility established under the Loan Agreement, as amended hereby, the maximum aggregate principal amount of $220,000,000 during the period from and after March 15, 1999 through and including April 5, 1999; and

          (c) as of the date of this Amendment, no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

     5.   Effect of this Amendment.  Except as modified pursuant hereto, no
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other changes or modifications to the Loan Agreement and the other Financing Agreements are intended or implied and in all other respects the Loan Agreement and the other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and any of the Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and be construed as one agreement.

     6.   Further Assurances.  At Lender's request, Borrower shall execute and
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deliver such additional documents and take such additional actions as Lender reasonably requests to effectuate the provisions and purposes of this Amendment and to protect and/or maintain perfection of Lender's security interests in and liens upon the Collateral.

     7.   Governing Law.  The validity, interpretation and enforcement of this
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Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

     8.   Binding Effect.  This Amendment shall be binding upon and inure to the
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benefit of each of the parties hereto and their respective successors and assigns.

     9.   Counterparts.  This Amendment may be executed in any number of
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counterparts, but all of such counterparts when executed shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

                                    Very truly yours,

                                    VALLEY MEDIA, INC.

                                    By:      /s/ Donald E. Rose
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                                    Title:   Treasurer
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CONGRESS FINANCIAL CORPORATION
 (NORTHWEST)

By:       /s/ Rodney S. Davis
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Title:    First Vice President
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